UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 26, 2007

CBS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-09553	04-2949533
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

51 West 52nd Street, New York, New York	10019
(Address of principal executive offices)	(zip code)

                Registrant’s telephone number, including area code: (212) 975-4321

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)   On March 26, 2007, the Board of Directors of CBS Corporation (the “Company”) elected the following persons to serve as members of the Company’s Board of Directors, effective March 27, 2007: Gary L. Countryman, Chairman Emeritus, Liberty Mutual Group; Linda Griego, President and Chief Executive Officer, Griego Enterprises, Inc.; Arnold Kopelson, Film Producer and Co-Chairman and Co-President of Kopelson Entertainment; and Doug Morris, Chairman and Chief Executive Officer, Universal Music Group.

Mr. Countryman was also elected to serve as chair of the Company’s Audit Committee, effective May 1, 2007. The committee or committees of the Board of Directors on which the other newly elected directors may serve have not yet been determined.

None of the new directors is a party, directly or indirectly, to any transaction required to be reported pursuant to Item 404(a) of Regulation S-K. The company for which Mr. Morris serves as Chairman and Chief Executive Officer and the Company have had ordinary course business transactions from time to time which the Company believes are not material.

Each of the new directors will participate in the Company’s standard director compensation arrangements applicable to directors who are not employees of the Company or any of its subsidiaries described in the Company’s Proxy Statement filed with the Securities and Exchange Commission on April 14, 2006.

A copy of the press release announcing the election of Mr. Countryman, Ms. Griego, Mr. Kopelson and Mr. Morris is attached hereto as Exhibit 99 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits. The following Exhibit is filed as part of this Report on Form 8-K:

Exhibit Number	Description of Exhibit
99	Press Release of CBS Corporation, dated March 26, 2007, announcing the election of Gary L. Countryman, Linda Griego, Arnold Kopelson and Doug Morris to the CBS Corporation Board of Directors

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CBS CORPORATION

(Registrant)

By:	/s/ Louis J. Briskman
	Name:	Louis J. Briskman
	Title:	Executive Vice President and General Counsel

Date: March 30, 2007

Exhibit Index

Exhibit Number	Description of Exhibit
99	Press Release of CBS Corporation, dated March 26, 2007, announcing the election of Gary L. Countryman, Linda Griego, Arnold Kopelson and Doug Morris to the CBS Corporation Board of Directors